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                                                                   EXHIBIT 23(e)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this Amendment No 2 to Registration Statement No. 33-63963 of Heritage Media Corporation on Form S-3 of our report dated March 23, 1995, on the financial statements of Palm Coast Data, Ltd. as of December 31, 1993 and 1994 and for the years then ended, incorporated by reference in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                                /s/  DELOITTE & TOUCHE LLP

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                                                  Deloitte & Touche LLP

Jacksonville, Florida
January 2, 1996